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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112145) of Workstream Inc., of our report dated July 23, 2004 relating to the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K for the year ended May 31, 2004.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
September 30, 2004